UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CleanCore Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

April 23, 2025

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of CleanCore Solutions, Inc. (“we,” “us,” “our” or the “Company”) that will be held on June 5, 2025 at 3:00 p.m. Eastern Time, and any postponement, adjournment or continuation thereof. We will hold the Annual Meeting in a virtual format via live webcast at https://stctransfer.zoom.us/webinar/register/WN_iEioNiFQQcyL0c6uW6Ilrg.

Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement was first sent or given to our stockholders on or about April 30, 2025. You should have also received a proxy card or voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors.

After reading the Notice of Annual Meeting of Stockholders and the Proxy Statement, please mark your votes on the accompanying proxy card or voting instruction form, sign it and promptly return it in the accompanying postage-paid envelope or by fax or email. You may also vote by Internet as instructed in the Proxy Statement or on the proxy card or voting instruction form. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Returning the proxy card or voting instruction form or voting by Internet does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

Thank you for your ongoing support.

Sincerely yours,

/s/ Clayton Adams
Clayton Adams
Chairman and CEO

CleanCore Solutions, Inc.	Proxy Statement

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2025

To the Stockholders of CleanCore Solutions, Inc. –

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of CleanCore Solutions, Inc. (“we,” “us,” “our” or the “Company”) will be held on June 5, 2025 at 3:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting conducted via live webcast. The purpose of the Annual Meeting will be the following:

1.	To elect the four (4) nominees named in the accompanying proxy statement to the board of directors, each to serve until our next annual meeting of stockholders or until such person shall resign, be removed or otherwise leave office.

2.	To ratify the appointment of TAAD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

3.	To approve Amendment No. 2 to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan to increase the share reserve.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The proxy statement provides a detailed description of the business to be conducted at the Annual Meeting and we urge you to read the proxy statement, including the appendices, carefully and in their entirety.

Only stockholders of the Company as of the close of business on April 22, 2025 (the “Record Date”) and their proxies are entitled to notice of, to attend and/or to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.

All stockholders as of the Record Date are cordially invited to attend the Annual Meeting. You are urged to vote even if you sold your shares after the Record Date. You may vote over the Internet or by completing a proxy card or voting instruction form and returning it in accordance with the instructions therein. Further instructions regarding voting rights and the matters to be voted upon are presented in the accompanying proxy statement.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS PROVIDED. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.

Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

/s/ Clayton Adams
Omaha, NE	Clayton Adams
April 23, 2025	Chairman and CEO

CleanCore Solutions, Inc.	Proxy Statement

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

PROXY STATEMENT

The board of directors of CleanCore Solutions, Inc. (“we,” “us,” “our” or the “Company”), is soliciting proxies to be used at our Annual Meeting of Stockholders to be held solely via live webcast on June 5, 2025 at 3:00 p.m. Eastern Time and for any postponement, adjournment or continuation thereof (the “Annual Meeting”). To access the live webcast, go to https://stctransfer.zoom.us/webinar/register/WN_iEioNiFQQcyL0c6uW6Ilrg.

This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

We are mailing this proxy statement to our stockholders of record as of April 22, 2025 (the “Record Date”) on or about April 30, 2025. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 so that our record holders can supply these materials to the beneficial owners of our shares as of the Record Date. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 is also available in the Investor Relations section of our website, located at https://investors.cleancoresol.com (our “IR site”), under the link for “SEC Filings.” Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

CleanCore Solutions, Inc.	Proxy Statement

CleanCore Solutions, Inc.	i	Proxy Statement

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We are providing this proxy statement in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described below. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.

Your vote is very important. Please submit your vote via the Internet or by mail, fax or email as soon as possible by following the voting instructions on the proxy card, even if you plan to attend the Annual Meeting. If you hold your shares in an account at a bank, broker, dealer or other nominee, follow the instructions provided by your nominee on your voting instruction form or otherwise to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Three proposals are scheduled to be voted on at the Annual Meeting:

●	Proposal No. 1 — to elect the four (4) nominees named in this proxy statement to the board of directors, each to serve until our next annual meeting of stockholders or until such person shall resign, be removed or otherwise leave office;

●	Proposal No. 2 — to ratify the appointment of TAAD, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and

●	Proposal No. 3 — to approve Amendment No. 2 to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan to increase the share reserve.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

What are the Board’s recommendations?

Our board of directors unanimously recommends that you vote “FOR” each director nominee and “FOR” each other proposal. We describe each proposal and the board’s reason for its recommendation below.

Will there be any other items of business on the agenda?

We do not expect any other items of business beyond those described in this proxy statement because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the proxy card gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the Annual Meeting. The proxy holders intend to vote the proxy in accordance with their judgment. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, and our board of directors has not reduced the authorized number of directors on our board of directors, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

How do I attend the Annual Meeting?

You will be able to attend the Annual Meeting online. To attend the Annual Meeting online, go to https://stctransfer.zoom.us/webinar/register/WN_iEioNiFQQcyL0c6uW6Ilrg. To participate in the Annual Meeting, you will need the control number included on your proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 3:00 p.m. Eastern Time on June 5, 2025. We encourage you to access the meeting prior to the start time.

Your vote is very important. Please submit your proxy card or voting instructions even if you plan to attend the Annual Meeting.

CleanCore Solutions, Inc.	1	Proxy Statement

Who is entitled to vote?

Stockholders holding our class B common stock at the close of business on the Record Date may vote at the Annual Meeting (there were no shares of our class A common stock outstanding on the Record Date). On the Record Date, there were 8,466,865 shares of class B common stock outstanding, with each share being entitled to one (1) vote. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank or other nominee.

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Securities Transfer Corporation, you are considered, with respect to those shares, the “stockholder of record.”

Beneficial Owner. If, on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding a majority of the shares of common stock issued and outstanding and entitled to vote are present at the Annual Meeting or represented by proxy. If there is no quorum, the Chairman of the Board may adjourn the Annual Meeting to another time or place.

How do I vote my shares?

Registered stockholders may vote on matters that are properly presented at the Annual Meeting in four ways:

●	By submitting your vote electronically via the Internet;

●	By completing the proxy card and returning it by email or fax;

●	By completing the proxy card and returning it to the address noted; or

●	By attending and voting your shares at the Annual Meeting.

We are offering registered stockholders the opportunity to vote their shares electronically through the Internet. Stockholders may vote via the Internet by following the procedures described on the proxy card. To vote via the Internet, please have the proxy card in hand and go to the website listed on the proxy card and follow the instructions. Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in a stock brokerage account or by a bank or other nominee, follow the instructions provided by your broker, bank or other nominee for voting your shares prior to the Annual Meeting.

The instructions by which you may vote your shares at the Annual Meeting differ based on whether you hold shares in your name as the stockholder of record or beneficially in street name. Shares held beneficially in street name may be voted at the Annual Meeting only if you first obtain a legal proxy from the broker, bank or other nominee that holds your shares as of the Record Date. We are not involved in the provision of legal proxies from brokers to beneficial stockholders. If either you do not request a legal proxy prior to the Annual Meeting or your broker fails to provide you a legal proxy, then you will not be able to vote at the Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, mail, fax or email so that your vote will be counted if you later decide not to attend the Annual Meeting.

CleanCore Solutions, Inc.	2	Proxy Statement

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy via the Internet, you may revoke your proxy with a later Internet proxy. If you submitted your proxy by mail, fax or email, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, by obtaining a legal proxy prior to the Annual Meeting and attending the meeting and voting.

How are votes counted?

In the election of the directors (Proposal No. 1), you may vote “FOR” our nominees or your vote may be “WITHHELD” with respect to one or more of our nominees. With respect all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum.

What vote is required to approve each item?

The election of directors (Proposal No. 1), requires a plurality vote, meaning that the four (4) nominees receiving the highest number of “FOR” votes will be elected. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee by choosing to “WITHHOLD” authority to vote will have no effect on the outcome of the election.

Each of the other proposals will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. Abstentions are not considered votes cast for or against these proposals, and thus will have no effect on the outcome of the vote on these proposals.

What are broker non-votes and what effect do they have on the proposals?

If you hold your shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker (i) has not received voting instructions from the beneficial owner with respect to a particular proposal and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as Proposal No. 2 (ratification of the appointment of TAAD, LLP), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as Proposal No. 1 (election of directors) and Proposal No. 3 (approval of Amendment No. 2 to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan).

Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. Nevada law provides that if broker non-votes occur in connection with the vote on a matter, the shares for which the broker non-votes occur are not deemed present and entitled to vote on such matter. Accordingly, broker non-votes, if any, will have no effect on any of the proposals.

What does it mean if I receive more than one set of proxy materials from the Company?

If you receive more than one set of proxy materials from the Company, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each proxy card or voting instruction form.

Why are you holding a virtual meeting instead of a physical meeting?

We believe a virtual meeting format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world.

CleanCore Solutions, Inc.	3	Proxy Statement

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, we deliver a single copy of the proxy materials and our Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and our Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials or our Annual Report, stockholders may contact us at the following address and telephone number:

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Tel: (877) 860-3030
Email: zone@crescendo-ir.com

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who pays the cost of proxy solicitation?

The costs and expenses of soliciting the proxy accompanying this proxy statement from stockholders will be borne by us. Our employees, officers, directors and director nominees may solicit proxies in person, by telephone or by electronic communication. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may engage the services of proxy solicitors to assist us in the distribution of proxy materials and the solicitation of votes, for which we will pay customary fees plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our shares.

Who will tabulate the votes?

Our officers are authorized to designate an inspector of elections for the meeting. All votes will be tabulated as required by Nevada law, the state of our incorporation, by an appropriate inspector of election appointed for the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

CleanCore Solutions, Inc.	4	Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Overview

Our board of directors is currently comprised of four (4) individuals following a recent resignation. The individuals below have been nominated to serve as directors and have each agreed to stand for election. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director elected will hold office from the date of their election by stockholders until the subsequent annual meeting of stockholders or until such person shall resign, be removed or otherwise leave office.

Shares represented by executed proxies will be voted, unless withheld, for the election of the four (4) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which he or she was or is to be selected as a director. There are no family relationships among any of our directors or executive officers.

Director Nominees

The following table sets forth our directors, all of whom, except for Mr. Frei, are currently standing for re-election, and their respective ages as of the Record Date:

Name	Age	Position
Clayton Adams	36	Chairman and Chief Executive Officer
David Enholm	60	Chief Financial Officer and Director
Brent Cox	42	Director
Peter Frei	33	Director

Set forth below is biographical information for each nominee. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led our board of directors to conclude that they should serve as directors.

Clayton Adams. Mr. Adams has served as our Chairman, Chief Executive Officer and President since June 2024 and previously served as our President, Chief Financial Officer and as a member of our board of directors from September 2022 until July 2023. Since January 2020, Mr. Adams has served as Principal at Bird Dog Capital LLC, where he leads various investments. Mr. Adams gained experience developing the growth of small companies as Chief Executive Officer of Carson Enterprises, Inc., a company engaged in landscaping and construction, from March 2009 to February 2019. At Carson Enterprises, Inc., Mr. Adams expanded the company and successfully sold the company in February 2019. Mr. Adams is also a member of the board of directors and serves on the audit, compensation and nominating committees of Signing Day Sports, Inc. Mr. Adams graduated from Red Oak High School in 2007. We believe that Mr. Adams is qualified to serve on our board of directors due to his experience in small-cap companies, scaling operations, and financial background.

David Enholm. Mr. Enholm has served as our Chief Financial Officer since March 2023 and was appointed to our board of directors in July 2023. Mr. Enholm is a senior executive with over 35 years of experience in finance, including budgeting, forecasting, treasury and cash flow operations, acquisitions and dispositions, and company restructuring. Mr. Enholm worked with Monroe Capital, a private equity firm located in Chicago, Illinois, to assist their portfolio companies with their financial reporting and accounting needs from October 2018 through September 2022. As a result, from March 2020 to September 2022, Mr. Enholm served as the Interim Chief Financial Officer, and subsequently Chief Financial Officer, at Nelbud Services, a service company specializing in fire protection located in Indianapolis, Indiana. From October 2019 to March 2020, Mr. Enholm was primarily engaged as a consultant for Nelbud Services. During his tenure as Chief Financial Officer, Mr. Enholm led two acquisitions and worked with a senior executive team to develop new revenue sources for the company. From October 2018 to August 2021, Mr. Enholm was the Chief Financial Officer at Complete Nutrition, a private company in Omaha, Nebraska, that specialized in the sale of health supplements. As Chief Financial Officer at Complete Nutrition, Mr. Enholm developed a restructuring plan to transition the company from a traditional physical store to an e-commerce retailer. Both Nelbud Services and Complete Nutrition were wholly owned by Monroe Capital. Prior to 2018, Mr. Enholm has also served as Chief Financial Officer at FRGC LLC, Corporate Controller at CoSentry LLC, and Vice President Corporate Controller at Pamida Operating Stores LLC. Mr. Enholm graduated from the University of Nebraska-Omaha with a Bachelor of Science in Business Administration, with a major in Accounting. We believe that Mr. Enholm is qualified to serve on our board of directors due to his extensive finance experience.

CleanCore Solutions, Inc.	5	Proxy Statement

Brent Cox. Mr. Cox has served as a member of our board of directors since April 2024. Mr. Cox currently serves as the co-founder and managing partner of The Inception Companies, a private investment firm, a position he has held since 2016. From September 2008 to April 2016, Mr. Cox served as a principal investor of the Yucaipa Companies, a Los Angeles, California based private equity firm where he was responsible for sourcing, analyzing and executing investment opportunities, structuring financing for investments and monitoring the performance and strategic initiatives of its portfolio companies. From 2006 to 2008, Mr. Cox served as an investment banking analyst in the Leveraged Finance Group of Jefferies & Co., a multinational independent investment bank. Mr. Cox received a Bachelor of Science degree from the University of Southern California. We believe Mr. Cox is well-qualified to serve as a member of our board of directors due to his experience in investment banking and prior corporate governance experience having served on corporate boards of directors.

Peter Frei. Mr. Frei has been nominated to serve on our board of directors. He currently serves as the vice president of investments at NewStreet Properties, LLC, a real estate investment company with over $1.2B assets under management. At NewStreet Properties, he oversees the sourcing, allocation and deployment of capital in both real estate acquisitions and development.  Prior to that, he served as an investment broker at OMNE Partners, a commercial real estate company, from September 2017 to August 2020. Mr. Frei received a degree in Economics from Creighton University, Heider College of Business. Our board of directors believes Mr. Frei is qualified to serve on the board due to his significant investment experience.

Vote Required

Directors are elected by the affirmative vote of a plurality of the votes present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The four (4) nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE

CleanCore Solutions, Inc.	6	Proxy Statement

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee of our board of directors has engaged TAAD, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 and is seeking ratification of such selection by our stockholders at the Annual Meeting. TAAD, LLP has audited our financial statements since the fiscal year ended June 30, 2022. Representatives of TAAD, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our governing documents nor Nevada law require stockholder ratification of the selection of TAAD, LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of TAAD, LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain TAAD, LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for professional services rendered for the fiscal years ended June 30, 2024 and 2023:

	Years Ended June 30,
	2024	2023
Audit Fees	$158,399	$103,712
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	65,708	-
TOTAL	$224,107	$103,712

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual consolidated financial statements and review of the consolidated financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee charter provides that the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has pre-approved all services performed since our policy on pre-approval of audit and non-audit services was adopted.

Vote Required

In order for Proposal No. 2 to be approved, the number of votes cast “FOR” must exceeds the number of votes cast “AGAINST”. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal No. 2.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2

CleanCore Solutions, Inc.	7	Proxy Statement

PROPOSAL NO. 3 – PLAN AMENDMENT

Overview

We are asking our stockholders to approve Amendment No. 2 to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan (as amended, the “Plan”). The Plan was first adopted by our board of directors on September 16, 2022 and approved by our stockholders on November 18, 2022. On January 4, 2024, our board of directors and stockholders adopted an amendment to the Plan.

On April 21, 2025, our board of directors adopted Amendment No. 2 to the Plan (the “Plan Amendment”) to increase the number of shares of class B common stock authorized for issuance under the Plan from 3,653,529 shares to 5,000,000 shares. A copy of the proposed Plan Amendment is attached to this proxy statement as Annex A.

Background for Proposed Increase in Share Reserve

We are seeking stockholder approval of the Plan Amendment to increase the number of shares of class B common stock authorized for issuance under the Plan from 3,653,529 shares to 5,000,000 shares.

As of the Record Date, we have issued 483,446 shares under the Plan and have reserved 1,216,250 shares for issuance upon the exercise of stock options and 628,861 shares for issuance upon the vesting of restricted stock units, leaving 1,324,972 shares available for issuance. We view the use of equity compensation as essential to attract, retain, motivate and reward key employees, directors and consultants as well as to align their interests with those of our stockholders. With the proposed addition of 1,346,471 shares, the total number of shares that would remain available for new awards under the Plan would be approximately 3,675,028 shares (plus any shares returned to the share reserve due to forfeited or canceled awards, etc.).

Various factors have contributed to the depletion of the share reserve under the Plan sooner than expected. These factors include our stock price and volatility and new hire equity grants. In addition, following our initial public offering in April 2024, our compensation philosophy has evolved to include a broader group of high performing employees receiving bonus compensation in the form of equity-based awards, thereby linking the interests of a greater number of employees with those of our stockholders.

We believe that the Plan helps to strengthen the incentive for participants to achieve the objectives of the Company and its stockholders and contribute to our growth and success. We have a standing practice of linking employee compensation to corporate performance because we believe this increases employee motivation to improve profitability and stockholder value. In addition, the grant of equity awards as a form of compensation helps to allow us to manage cash resources. We believe the additional shares are necessary to further our goals and to sustain equity compensation as an integral component of our compensation philosophy.

We believe that the use of equity compensation continues to be a critical and powerful tool to compete for and attract, retain and motivate talented employees. If the Plan Amendment is not approved by our stockholders, the existing Plan will continue in effect, but we will be limited in the grants that we will be able to make, which could place us in a disadvantageous position as compared with our competitors.

Significant Features of the Plan

The following is a summary of the Plan with the Plan Amendment submitted for stockholder approval. The summary describes the principal features of the Plan, but it is qualified in its entirety by reference to the full text of the Plan.

Purposes: The purposes of the Plan are to advance our interests and the interests of our stockholders by providing an incentive to attract, retain and reward persons performing services for us and by motivating such persons to contribute to our growth and profitability.

Types of Awards: Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, and (f) performance compensation awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our class B common stock and the award holder’s continuing service with the Company.

Administration of the Plan: The Plan is currently administered by our compensation committee. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

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Eligible Recipients: Persons eligible to receive awards under the Plan will be those employees, consultants, and directors of the Company and its subsidiaries who are selected by the administrator.

Shares Available Under the Plan: If the Plan Amendment is approved, the maximum number of shares of our class B common stock that may be delivered to participants under the Plan will be 5,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. In addition, the number of shares available for issuance under the Plan will automatically increase on January 1 of each calendar year during the term of the Plan by an amount equal to five percent (5%) of the total number of shares of class B common stock issued and outstanding on December 31 of the immediately preceding calendar year. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Stock Options:

General. Stock options give the option holder the right to acquire from us a designated number of shares at a purchase price that is fixed at the time of the grant of the option. Stock options granted may be tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of the grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of class B common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. An incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights:  Stock appreciation rights (“SARs”), which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment - the appreciation value - either in cash or shares valued at the fair market value on the date of exercise. The form of payment will be determined by us.

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Restricted Awards: Restricted awards are shares awarded to participants at no cost. Restricted awards can take the form of awards of restricted stock, which represent issued and outstanding shares subject to vesting criteria, or restricted stock units, which represent the right to receive shares subject to satisfaction of the vesting criteria. Restricted stock awards are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Performance Awards: A performance award is an award that may be in the form of cash or shares or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the administrator.

Performance Criteria: Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate. In determining the actual size of an individual performance compensation award, the administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The administrator shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of the Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

New Plan Benefits

Future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the administrator and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees, directors and consultants under the Plan.

No Dissenters’ Rights

Under Nevada law, holders of our class B common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal No. 3.

Vote Required

In order for Proposal No. 3 to be approved, the number of votes cast “FOR” must exceeds the number of votes cast “AGAINST”. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal No. 3.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors adopted Corporate Governance Guidelines to ensure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, succession planning, and board committees and compensation. A copy of the Corporate Governance Guidelines may be found on our IR site under the link for “Governance.”

Independence of the Board

Our board of directors has determined that all of our directors, other than Messrs. Adams and Enholm, qualify as “independent” directors in accordance with the rules and regulations of NYSE American. Messrs. Adams and Enholm are not considered independent because they are employees of the Company. The rules and regulations of NYSE American generally provide that at least a majority of the directors of each listed company must be independent directors; however we are relying on the exception set forth in Section 801(h) of the NYSE American Company Guide, which provides that issuers that satisfy the definition of smaller reporting company set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are only required to maintain a board of directors comprised of at least 50% independent directors, and an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Exchange Act.

In making its independence determinations, the board considered, among other things, relevant transactions between the Company and entities associated with the independent directors, as described under the heading “Certain Relationships and Related Party Transactions,” and determined that none have any relationship with the Company or other relationships that would impair the directors’ independence.

Further, the board of directors has determined that each member of each of the committees of the board is currently independent in accordance with the rules and regulations of NYSE American and Rule 10a-3(b)(1) under the Exchange Act. There are no family relationships among any of our directors or executive officers.

Leadership Structure

Currently, our Chief Executive Officer is also our Chairman of the Board. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board considered, among other matters, Mr. Adams’ experience in small-cap companies, scaling operations, and financial background and believed that Mr. Adams is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chairman/Chief Executive Officer considered by the board is that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

Role of Board in Risk Oversight

The board of directors oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing the Company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

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While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work is delegated to committees, which meet regularly and report back to the full board. We have established a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Board Meetings and Committees

Our board of directors meets on a regular basis during the year. During our fiscal year ended June 30, 2024, our board of directors met once and acted by written consent 13 times (prior to our initial public offering in April 2024, our board consisted of two members of management who preferred to act via written consent). We have encouraged all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory.

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by our board and that satisfies the applicable standards of the SEC and NYSE American. The table below provides the committee composition following election of directors at the Annual Meeting.

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Clayton Adams
David Enholm
Brent Cox*
Peter Frei*

Member
Committee Chair
*	Independent Director

The functions performed by these committees are set forth in more detail in their charters, which may be found on our IR site under the link for “Governance,” and are summarized below.

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the consolidated financial statements of the Company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and approving related party transactions.

Our board of directors has determined that each member of the audit committee is an independent director under NYSE American’s rules and under Rule 10A-3 under the Exchange Act. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE American. Our board of directors has determined that Brent Cox is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE American rules and regulations. The audit committee met once in fiscal year 2024.

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Compensation Committee

The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) determining the compensation of our independent directors; and (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs.

Our board of directors has determined that each member of the compensation committee is independent under the applicable rules and regulations of NYSE American and is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. The compensation committee did not meet in fiscal year 2024 and acted by written consent once.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee is responsible for, among other things: (i) recommending the number of directors to comprise our board; (ii) identifying and evaluating individuals qualified to become members of the board and soliciting recommendations for director nominees from our Chairman and Chief Executive Officer; (iii) recommending to the board the director nominees for each annual stockholders’ meeting; (iv) recommending to the board the candidates for filling vacancies that may occur between annual stockholders’ meetings; (v) reviewing independent director compensation and board processes, self-evaluations and policies; (vi) overseeing compliance with our code of ethics; and (vii) monitoring developments in the law and practice of corporate governance.

Our board of directors has determined that each member of the nominating and corporate governance committee is an independent director under the applicable rules and regulations of NYSE American. The nominating and corporate governance committee did not meet in fiscal year 2024 and acted by written consent once.

Director Nomination Process

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by the requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

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Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the board of directors, or any individual member of the board of directors, at the following address:

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Attn: Secretary

Tel: (877) 860-3030

Email: zone@crescendo-ir.com

Communications must state the number of shares owned by the person making the communication, if any. Our secretary will review and forward such communication to all of the members of the board of directors or to the individual director(s) to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our secretary may disregard the communication in his or her discretion.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In addition, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of business conduct and ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

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A copy of the code of business conduct and ethics may be found on our IR site under the link for “Governance”. We intend to make all required disclosures regarding any amendments to, or waivers from, any provisions of the code at the same location of our website.

Insider Trading Policy

We have adopted an insider trading policy which prohibits our directors, officers and employees from engaging in transactions in our common stock while in the possession of material non-public information; engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and disclosing material non-public information to unauthorized persons outside the Company.

Our insider trading policy restricts trading by directors, officers and certain key employees during blackout periods, which generally begin 15 calendar days before the end of each fiscal quarter and end two business days after the issuance of our earnings release for the quarter. Additional blackout periods may be imposed with or without notice, as the circumstances require.

Our insider trading policy also prohibits our directors, officers and employees from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of our common stock they hold, directly or indirectly. In addition, directors, officers and employees are expressly prohibited from pledging our common stock to secure personal loans or other obligations, including by holding their common stock in a margin account, unless such arrangement is specifically approved in advance by the administrator of our insider trading policy, or making short-sale transactions in our common stock.

A copy of the insider trading policy may be found on our IR site under the link for “Governance”.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Exchange Act.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our IR site under the link for “Governance.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. TAAD, LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

The audit committee is also responsible for appointment, compensation, retention and oversight of the work of the independent auditor, including pre-approving any audit and non-audit service provided to the Company by the independent auditor, periodically reviewing and evaluating the performance of the lead audit partner, as well as reviewing and considering the selection of the lead audit partner. The audit committee also periodically considers whether there should be a rotation of our independent registered public accounting firm. In addition to TAAD, LLP’s independence from the Company and management, the audit committee also considers several other factors in deciding whether to re-engage TAAD, LLP, including: the quality of its staff, work and quality control; its policies related to independence; its global reach; and its capability and expertise to perform an audit of our financial statements, given the breadth and complexity of our business.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and TAAD, LLP the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

The audit committee also discussed with TAAD, LLP the matters that are required to be discussed by the PCAOB, as adopted in Auditing Standard No. 1301, Communications with Audit Committees. TAAD, LLP has also provided the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with TAAD, LLP that firm’s independence. The audit committee has concluded that TAAD, LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with TAAD, LLP’s independence. Finally, the audit committee discussed with TAAD, LLP, with and without management present, the scope and results of TAAD, LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for filing with the SEC. The audit committee also has engaged TAAD, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 and is seeking ratification of such selection by the stockholders.

Members of the audit committee at the time of the filing of the Annual Report who approved this report:

Brent Cox

James M. Grisham

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EXECUTIVE OFFICERS

The following table sets forth our executive officers and their respective ages and positions with us as of the Record Date.

Name	Age	Position
Clayton Adams	36	Chairman and Chief Executive Officer
Travis Buchanan	40	President
David Enholm	60	Chief Financial Officer and Director
Gary Hollst	39	Chief Revenue Officer

Messrs. Adams and Enholm also serve on our board of directors and their biographical information can be found above under the heading “Proposal No. 1 - Election of Directors”. The biographical information for our other executive officers is set forth below.

Travis Buchanan. Travis Buchanan has served as our President since January 2025. Mr. Buchanan is an experienced executive with a background in acquisitions, scaling businesses, technology design and deployment, and manufacturing operations. Throughout his career, he has worked with diverse organizations, including startups, small businesses, and publicly traded companies, focusing on aligning strategy, technology, and operational processes to support significant growth. Most recently, from March 2021 to October 2023, Mr. Buchanan served as Chief Operating Officer at Poplar Homes, where he established the company’s M&A function and helped grow the portfolio. In his role, he managed key operational teams spanning leasing, maintenance, renewals, acquisition integrations and customer service. Prior to that, from August 2015 to March 2021, Mr. Buchanan served as Senior Vice President of Business Initiatives at American Homes 4 Rent, where he led strategic initiatives, including incubating of new business units, automating HOA processes, overhauling the company’s leasing processes and systems, and designed and scaled the company’s in house maintenance team. Mr. Buchanan’s entrepreneurial and advisory experience includes co-founding a custom-fit suit and dress shirt company and serving as an investor and advisor for ScanCafe, a media digitization company. Additionally, he provided turnaround consulting for manufacturing and direct-to-consumer brands, focusing on optimizing production processes, facility layouts and financial systems, as well as building and executing a game plan to shut down and relocate facilities. Earlier in his career, Mr. Buchanan worked in commercial real estate lending and as a Financial Consultant at RBC Wealth Management, where he earned his Certified Financial Planner designation. Mr. Buchanan received his bachelor’s degree from California State University.

Gary Hollst. Mr. Hollst has served as our Chief Revenue Officer since November 1, 2022 and previously served as President of CleanCore LLC from April 19, 2019 to October 17, 2023. Mr. Hollst has an extensive background in the janitorial, sanitation and refrigeration industry. From 2015 to April 19, 2021, Mr. Hollst served as the President of Walker Water, LLC d/b/a O-Z Tech, an ice machine and laundry cleaning company based out of Omaha, Nebraska, that also specializes in the usage of aqueous ozone water. Mr. Hollst also serves on the Yutan Board of Education in Yutan, NE. Mr. Hollst earned his high school degree in 2003 from Yutan High School.

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EXECUTIVE COMPENSATION

Summary Compensation Table – Fiscal Years Ended June 30, 2024 and 2023

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Clayton Adams,	2024	-	-	-	-	110,000	110,000
Chief Executive Officer(3)	2023	-	-	-	1,540,000	110,000	1,650,000
David Enholm,	2024	191,555	-	-	-	12,480	204,035
Chief Financial Officer(4)	2023	42,692	-	-	179,725	1,920	224,337
Gary Hollst,	2024	129,807	-	-	-	-	129,807
Chief Revenue Officer	2023	118,654	-	-	133,350	-	252,004
Douglas T. Moore, former	2024	101,399	22,400	326,565	-	-	348,965
Chief Executive Officer(5)	2023	-	-	-	-	-	-
Matthew Atkinson, former	2024	12,000	-	-	-	-	12,000
Chief Executive Officer(6)	2023	51,200	-	-	1,540,000	48,000	1,639,200

(1)	The amount is equal to the aggregate grant-date fair value with respect to the awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)	Other compensation includes the compensation received for consulting services, as described below.

(3)	Mr. Adams has served as our Chief Executive Officer since June 7, 2024 and served as our President from August 24, 2022 to July 13, 2023.

(4)	Mr. Enholm has served as our Chief Financial Officer since March 27, 2023.

(5)	Mr. Moore served as our Chief Executive Officer from February 5, 2024 to June 7, 2024.

(6)	Mr. Atkinson served as our Chief Executive Officer from August 24, 2022 to February 5, 2024, and as our President from July 13, 2023 to February 5, 2024.

Employment, Consulting and Separation Agreements

On October 17, 2022, we entered into a consulting agreement with Birddog Capital, LLC (“Birddog”), a limited liability company owned by Clayton Adams, pursuant to which we engaged Birddog to provide management services to our company. Pursuant to the consulting agreement, we agreed to pay Birddog a monthly fee of $6,000 commencing on October 17, 2022. We also agreed to reimburse Birddog for all pre-approved business expenses. The term of the consulting agreement was for one (1) year. On April 1, 2024, we entered into a new consulting agreement with Birddog which provides for a monthly fee of $22,000. In addition, we agreed to pay Birddog $175,000 upon completion of our initial public offering and grant Birddog 500,000 restricted stock units, with 250,000 shares vesting immediately and 250,000 shares vesting eighteen months after issuance. The consulting agreement expires on October 23, 2025. Birddog subsequently forfeited its right to receive the payment upon completion of our initial public offering and the restricted stock units.

On March 27, 2023, we entered into an employment agreement with David Enholm, our Chief Financial Officer, setting forth the terms of Mr. Enholm’s employment. Pursuant to the terms of the employment agreement, as amended, we agreed to pay Mr. Enholm an annual base salary of $185,000 and he is eligible for an annual incentive bonus of up to $55,000, as determined by our board of directors and subject to certain criteria set forth in the employment agreement. Mr. Enholm will also receive 325,000 shares of class B common stock options, with vesting as follows: 10% of the total options granted becoming vested on June 25, 2023, (ii) another 10% of the total options granted vesting on September 23, 2023, and (iii) the remaining amount of the total unvested options vesting in equal amounts monthly over 36 months. The term of the employment agreement is indefinite and may be terminated by us at any time upon fourteen (14) days’ notice or by Mr. Enholm upon thirty (30) days’ written notice. We may also terminate the employment agreement immediately for just cause (as defined in the employment agreement). If we terminate the employment agreement without cause, then Mr. Enholm is entitled to severance in an amount equal to the base salary for three (3) months, payable in a lump sum on the termination date, and all previously earned, accrued, and unpaid benefits. The employment agreement contains customary confidentiality and invention assignment provisions and restrictive covenants prohibiting Mr. Enholm from (i) directly or indirectly, as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, solely or jointly with others, engaging in, or giving advice or lending money to, any business that completes with our company or (ii) soliciting our employees, in each case for a period of twelve (12) months following termination of his employment.

CleanCore Solutions, Inc.	17	Proxy Statement

On November 1, 2022, we entered into an employment agreement with Gary Hollst, our Chief Revenue Officer, setting forth the terms of Mr. Hollst’s employment. Pursuant to the terms of the employment agreement, as amended, we agreed to pay Mr. Hollst an annual base salary of $120,000 and he is eligible to be considered for an annual incentive bonus, as determined by our board of directors and subject to certain criteria set forth in the employment agreement. The term of the employment agreement is indefinite and may be terminated by us at any time upon fourteen (14) days’ notice or by Mr. Hollst upon fourteen (14) days’ written notice. We may also terminate the employment agreement immediately for just cause (as defined in the employment agreement). The employment agreement contains customary confidentiality and invention assignment provisions and restrictive covenants prohibiting Mr. Hollst from (i) working as an employee, consultant, contractor or in any other capacity, for a business that competes with our company for a period of two (2) years, and from (ii) soliciting our employees, for period of twelve (12) months, in each case following termination of his employment.

On February 5, 2024, we entered into an employment agreement with Douglas T. Moore, our former Chief Executive Officer, setting forth the terms of Mr. Moore’s employment. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Moore an annual base salary of $250,000 and he was eligible for an annual incentive bonus of up to $125,000, as determined by our board of directors. On June 10, 2024, we entered into a separation agreement and release of claims with Mr. Moore providing for the separation of his employment with our company effective as of June 7, 2024. Under the separation agreement and release of claims, we agreed to pay Mr. Moore a severance payment in the amount of $80,000, payable in $10,000 installments every two weeks consistent with our existing payroll practices, and agreed to pay all previously earned, accrued, and unpaid benefits from our company and its employee benefit plans. We also agreed to issue 20,000 shares of class B common stock to Mr. Moore on January 2, 2025.

On July 18, 2023, we entered into an employment agreement with Matthew Atkinson, our former Chief Executive Officer, setting forth the terms of Mr. Atkinson’s employment. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Atkinson an annual base salary of $200,000 and he is eligible for an annual incentive bonus of up to $200,000, as determined by our board of directors. The term of the employment agreement is indefinite and may be terminated by us at any time or by Mr. Atkinson upon 14 days’ written notice. If Mr. Atkinson’s employment is terminated by us without just cause (as defined in the employment agreement), then, subject to Mr. Atkinson’s execution of a release in favor of our company and his compliance with all obligations set forth in the employment agreement, he will be entitled to severance equal to his base salary for a period equal to six (6) months following the date of termination. The employment agreement contains customary confidentiality and invention assignment provisions and restrictive covenants prohibiting Mr. Atkinson from (i) providing services in any capacity (as an employee, consultant, independent contractor, partner, principal, agent or advisor), or having any financial interest in, any business that competes with our company for a period of one (1) year following termination of his employment or (ii) soliciting any person employed or engaged by our company and its affiliates, or any customers, clients or other business relationships of our company and its affiliates, for a period of twelve (12) months following the termination of his employment. Prior to entering into the employment agreement, Mr. Atkinson provided full-time consulting and management services through Elev8 Marketing, LLC (“Elev8”). On February 5, 2024, pursuant to Mr. Atkinson’s resignation, we terminated Mr. Atkinson’s employment agreement and previous consulting agreement with Elev8.

On October 17, 2022, we entered into a consulting agreement with Elev8, a business consulting company owned by Matthew Atkinson, pursuant to which we engaged Elev8 to provide management services to our company. Pursuant to the consulting agreement, we agreed to pay Elev8 a monthly fee of $6,000 commencing on October 17, 2022. We also agreed to reimburse Elev8 for all pre-approved business expenses.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan, defined contribution plan, or other retirement plan.

Potential Payments Upon Termination or Change in Control

As described under “—Employment, Consulting and Separation Agreements” above, Mr. Enholm will be entitled to severance if his employment is terminated without cause.

CleanCore Solutions, Inc.	18	Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year ended June 30, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Clayton Adams	2,000,000	-	-	$0.25	09/16/2032
David Enholm	137,222	187,778	-	$2.50	03/27/2028
Gary Hollst	101,111	73,889	-	$1.74	02/21/2028

Director Compensation

On April 30, 2024, each of our independent directors at such time, Brent Cox, Larry Goldman and James M. Grisham, was granted a stock option for the purchase of 150,000 shares of class B common stock at an exercise price of $4.00 per share under our 2022 Equity Incentive Plan. The options are subject to vesting, with 10% of the option vesting immediately upon its grant and the remaining 90% of the option vesting in equal installments each month over the next twenty-four (24) months. Except for these stock option grants, no member of our board of directors received compensation for services as a director the fiscal year ended June 30, 2024.

2022 Equity Incentive Plan

See “Proposal No. 3 – Plan Amendment” for a description of the Plan.

CleanCore Solutions, Inc.	19	Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2023 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On October 4, 2022, the Company issued a promissory note to each of Matthew Atkinson, the Company’s Chief Executive Officer at such time, and Clayton Adams, the Company’s President at such time and the Company’s current Chief Executive Officer, in the principal amount of $104,450 each for a total of $208,900. These notes bore interest at a rate of 5% per annum beginning on the 30th day after issuance and were due on the 60th day following written demand from the holder. On May 29, 2024, the Company repaid these two promissory notes, including interest accrued of $8,506 each.

On October 17, 2022, the Company issued a promissory note in the principal amount of $3,000,000 to Burlington Capital, LLC (“Burlington”), a significant stockholder, which bore interest at 7% per annum and was to mature on October 17, 2023. On September 13, 2023, the parties signed an extension agreement, pursuant to which the interest rate was increased to 10% per annum and the maturity date was extended to the earlier of (a) the closing of a firm commitment initial public offering and concurrent listing on a national securities exchange or (b) December 17, 2023. On December 17, 2023, the parties signed a second extension agreement, pursuant to which the maturity date was extended to the earlier of (a) the closing of a firm commitment initial public offering and concurrent listing on a national securities exchange or (b) April 4, 2024. On April 30, 2024, the Company and Burlington entered into an extension agreement which extended the maturity date to May 9, 2024.

On May 31, 2024, Burlington and Walker Water LLC (“WW”) entered into an allonge, assignment and agreement (the “Burlington Assignment Agreement”), pursuant to which Burlington agreed to transfer $633,840 of the note to WW. The Burlington Assignment Agreement also provided that the Company make a payment of $900,000 on May 31, 2024 to Burlington to reduce the principal amount of the note by $480,667 and pay the outstanding accrued interest of $419,333 in full. Also on May 31, 2024, the Company issued an amended and restated promissory note to Burlington (the “Burlington Note”). The Burlington Note has a new principal amount of $2,366,160, accrues interest at 8.5% per annum from October 17, 2022 (the date of the original note), which shall increase to 10% upon an event of default, and requires quarterly payments in the amount of $100,000 over the course of the next two and a half years, with a final payment of $1,396,881 due on April 1, 2027. The Burlington Note may be prepaid at any time with no pre-payment penalty and contains customary events of default for a note of this type. As of December 31, 2024, the outstanding principal balance of the Burlington Note is $1,885,493 and it has an accrued interest balance of $95,715.

Pursuant to the Burlington Assignment Agreement, the Company also issued a promissory note to WW in the principal amount of $633,840 (the “WW Note”). On December 24, 2024, the Company entered into a note assignment and cancellation agreement with WW, Gary Hollst, the Company’s Chief Revenue Officer, and Gary Rohwer, a third party, pursuant to which WW assigned half of its right, title and interest in and to the WW Note to Garry Hollst and the remaining half to Gary Rohwer. Accordingly, the WW Note was cancelled and the Company issued a promissory note in the principal amount of $316,920 to Gary Hollst (the “Hollst Note”) and a promissory note in the principal amount of $316,920 and accrued interest of $15,714 to Gary Rohwer. The Hollst Note is due and payable on May 31, 2025 and does not accrue interest; provided that upon an event of default (as defined in the Hollst Note), interest shall accrue at a rate of 10% per annum. The Hollst Note may be prepaid at any time with without premium or penalty, is unsecured, and contains customary events of default for a loan of this type. As of December 31, 2024, the outstanding principal balance of the Hollst Note is $316,920 and it has accrued interest of $0.

On July 27, 2023, the Company agreed to purchase approximately $105,000 worth of inventory from Nebraska C. Ozone, LLC, a related party business owned by Lisa Roskens, a significant stockholder and the principal officer of Burlington, due to an open purchase order that the Company’s predecessor had with an inventory vendor that was not included in the liabilities assumed from the predecessor per the terms of the acquisition purchase agreement. The inventory is to be purchased as needed, consistent with other inventory purchases. However, if the entire $105,000 amount is not purchased by March 31, 2024, the balance at that date begins accruing interest at a rate of seven percent (7%) per annum until it is paid in full. As of December 31, 2024, the Company has not purchased any of the inventory and as such, has an accrued interest balance of $6,177.31.

CleanCore Solutions, Inc.	20	Proxy Statement

On March 26, 2024, the Company entered into a loan agreement with Clayton Adams, a significant stockholder at such time and the Company’s current Chief Executive Officer, pursuant to which the Company issued a revolving credit note to Mr. Adams in the principal amount of up to $500,000. Pursuant to the loan agreement and note, Mr. Adams agreed to provide advances to the Company upon request during the period commencing on April 25, 2024 and continuing until the second anniversary of such date, which is referred to as the maturity date. This note accrues simple interest on the outstanding principal amount at the rate of 8% per annum, with all principal and interest due on the maturity date; provided that upon an event of default (as defined in the note), such rate shall increase to 13%. The Company may prepay the note at any time without penalty or premium. The note is unsecured and contains customary events of default for a loan of this type. As of December 31, 2024, no advances have been made and the principal amount of this note is $0.

On December 24, 2024, the Company issued a 20% original issue discount promissory note in the principal amount of $415,241 to Clayton Adams. The note was due and payable on June 30, 2025 and accrued interest at a rate of 8% per annum. The Company received cash from Mr. Adams on December 24, 2024 in the amount of $232,193 and recorded a related party receivable in the amount of $100,000 for the remaining cash to be received in January 2025. As of December 31, 2024, the outstanding principal balance of this note is $336,802, has a discount balance of $78,439 and it has accrued interest of $874. On January 27, 2025, Mr. Adams entered into a note sale assignment and cancellation agreement with Travis Buchanan, the Company’s President, pursuant to which Mr. Adams sold and assigned $125,000 of the note to Mr. Buchanan for a purchase price of $100,000. Following such assignment, the Company issued a 20% original issue discount promissory note in the principal amount of $290,241.25 to Mr. Adams. This note is due and payable on June 30, 2025 and accrues interest at a rate of 8% per annum; provided that upon an event of default (as defined in the note), such interest rate shall increase to 15% per annum. The note may be prepaid at any time without premium or penalty, is unsecured, and contains customary events of default for a loan of this type.

Following the assignment described above, the Company issued a 20% original issue discount promissory note in the principal amount of $125,000 to Mr. Buchanan. This note is due and payable on June 30, 2025 and accrues interest at a rate of 8% per annum; provided that upon an event of default (as defined in the note), such interest rate shall increase to 15% per annum. The note may be prepaid at any time without premium or penalty, is unsecured, and contains customary events of default for a loan of this type.

As of December 31, 2024 and June 30, 2024, the Company had a short term amount due to Clayton Adams in the amount of $48,086 and $91,119, respectively, for operational expenses paid by a credit card in his name. The Company has a verbal agreement with Mr. Adams to pay the credit card charges directly to the issuing financial institution as they become due and is current on these payments.

CleanCore Solutions, Inc.	21	Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (i) each of our named executive officers, directors and director nominees; (ii) all of our named executive officers, directors and director nominees as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 5920 S 118th Circle, Omaha, NE 68137.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Name and Address of Beneficial Owner	Class A Common Stock	Percent of Class A Common Stock(1)	Class B Common Stock	Percent of Class B Common Stock(1)	Percent of Total Voting Power(2)
Clayton Adams, Chairman & Chief Executive Officer(3)	2,000,000	100.00%	493,000	5.82%	71.99%
Travis Buchanan, President(4)	-	-	31,333	*	*
David Enholm, Chief Financial Officer(5)	-	-	225,217	2.59%	2.59%
Gary Hollst, Chief Revenue Officer(6)	-	-	233,194	2.71%	2.71%
Brent Cox, Director(7)	-	-	968,125	11.32%	11.32%
Peter Frei, Director Nominee	-	-	3,459	*	*
James M. Grisham, Director(8)	-	-	388,125	4.54%	4.54%
All directors and executive officers as a group (7 persons named above)	2,000,000	100.00%	2,342,453	27.39%	93.56%
Mohammad Ansari(9)	-	-	1,461,207	17.26%	17.26%
Lisa Roskens(10)	-	-	792,146	9.36%	9.36%
Chris Etherington(11)	-	-	649,879	7.68%	7.68%
Mark Olivier(12)	-	-	464,868	5.49%	5.49%
Benjamin Lee Adams(13)	-	-	470,000	5.55%	5.55%
Michael K. Webb(14)	-	-	470,000	5.55%	5.55%

*	Less than 1%

(1)	Based on 0 shares of class A common stock and 8,466,865 shares of class B common stock issued and outstanding as of the Record Date.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A common stock and class B common stock, as a single class. The holders of our class A common stock are entitled to ten votes per share and holders of our class B common stock are entitled to one vote per share.

(3)	Consists of 493,000 shares of class B common stock and 2,000,000 shares of class A common stock which Mr. Adams has the right to acquire within 60 days through the exercise of vested stock options.

(4)	Consists of 28,000 shares of class B common stock held directly, 2,000 shares of class B common stock held by ACME People Company and 1,333 shares of class B common stock issuable upon the exercise of a warrant held by ACME People Company. Mr. Buchanan is the President of ACME People Company and has voting and investment power over the shares held by it. Mr. Buchanan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.

CleanCore Solutions, Inc.	22	Proxy Statement

(5)	Consists of 8,550 shares of class B common stock 216,667 shares of class B common stock which Mr. Enholm has the right to acquire within 60 days through the exercise of vested stock options.

(6)	Consists of 85,416 shares of class B common stock 147,778 shares of class B common stock which Mr. Hollst has the right to acquire within 60 days through the exercise of vested stock options.

(7)	Consists of 880,000 shares of class B common stock and 88,125 shares of class B common stock which Mr. Cox has the right to acquire within 60 days through the exercise of vested stock options.

(8)	Consists of 100,000 shares of class B common stock held directly, 100,000 shares of class B common stock held by Shawnee Communications Inc., 100,000 shares of class B common stock held by James T. Coyle Legacy Trust and 88,125 shares of class B common stock which Mr. Grisham has the right to acquire within 60 days through the exercise of vested stock options. Mr. Grisham is the Chief Executive Officer of Shawnee Communications Inc. and the Trustee of the James T. Coyle Legacy Trust and has voting and investment power over the shares held by them. Mr. Grisham disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.

(9)	Consists of 1,250,000 shares of class B common stock held by Bethor Limited and 211,207 shares of class B common stock held by Basestones, Inc. Mohammad Ansari is the Director and President of Bethor Limited and the President of Basestones, Inc. and has voting and investment power over the shares held by them. Mr. Ansari disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any in such shares. The address of Bethor Limited is Nerine Chamber, P.O. Box 905, Road Town, Tortola, British Virgin Islands and the address of Basestones, Inc. is 1901 Avenue of the Stars, Los Angeles, CA 90067.

(10)	Consists of 14,368 shares of class B common stock held directly and 777,778 shares of class B common stock held by Burlington Capital, LLC. Lisa Roskens is the Chairman and Chief Executive Officer of Burlington Capital, LLC and has voting and investment power over the shares held by it. Ms. Roskens disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares. The address of Burlington Capital, LLC is 1004 Farnam Street, Suite 400, Omaha NE 68102.

(11)	Consists of 67,977 shares of class B common stock held directly and 581,902 shares of class B Common stock held by Oleta Investments, LLC. Chris Etherington is the Managing Director of Oleta Investments, LLC, and has sole voting and investment power over the shares held by it. Mr. Etherington disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The address of Oleta Investments, LLC is 318 North Carson Street, Carson City, NV 89701.

(12)	The address of Mr. Olivier is 10882 Coronel Road, Santa Ana, CA 92705.

(13)	The address of Mr. Adams is 724 West 3rd, Maryville, MO 64468.

(14)	The address of Mr. Webb is 1900 Forest Ave., Red Oak, IA 50166.

If Mr. Adams exercises his stock options to purchase 2,000,000 shares of class A common stock, then Mr. Adams will own more than 50% of our total voting power. Except for the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our company.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We believe, based solely on a review of the copies of such reports furnished to us and representations of these persons, that all reports were timely filed for the fiscal year ended June 30, 2024, except for a Form 3 and a Form 4 that were filed late by Mohammad Ansari due to administrative oversight.

CleanCore Solutions, Inc.	23	Proxy Statement

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, to the extent permitted by Rule 14a-4(c)(3).

Stockholder Proposals for Next Annual Meeting

A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an annual meeting of stockholders may do so only in accordance with Section 2.2 of our bylaws, which provides that a stockholder may nominate a director candidate by written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. To be considered timely for our next annual meeting of stockholders, a stockholder nomination, and all supporting information, must be submitted no earlier than February 6, 2026 and no later than March 7, 2026.

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by stockholders at, our next annual meeting of stockholders must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than December 31, 2025, or 120 days before the date of mailing based on this year’s proxy statement date, and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at our next annual meeting of stockholders but does not seek inclusion of the proposal in our proxy statement for such meeting, then we must receive the proposal by March 16, 2026, or 45 days before the date of mailing based on this year’s proxy statement date, for it to be considered timely received. If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

Any proposals should be sent to us at CleanCore Solutions, Inc., 5920 S 118th Circle, Omaha, NE 68137, Attention Secretary.

Annual Report

We have filed our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 with the SEC, a copy of which, including the financial statements and financial statement schedules, but excluding exhibits, has been mailed to our stockholders along with this proxy statement. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests for such exhibits should be directed to CleanCore Solutions, Inc., 5920 S 118th Circle, Omaha, NE 68137, Attention Secretary. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 is also available on our IR site under the link for “SEC Filings.”

By Order of the Board of Directors,

/s/ Clayton Adams
Omaha, NE	Clayton Adams
April 23, 2025	Chairman and CEO

CleanCore Solutions, Inc.	24	Proxy Statement

ANNEX A

AMENDMENT NO. 2

TO

CLEANCORE SOLUTIONS, INC.

2022 EQUITY INCENTIVE PLAN

The CleanCore Solutions, Inc. 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

The first sentence of Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment in accordance with Section 11, a total of 5,000,000 shares of Class B Common Stock shall be available for the grant of Awards under the Plan.”

Except as herein amended, the provisions of the Plan shall remain in full force and effect.

Effective as of ________, 2025

A-1

CONTROL NUMBER:	NUMBER OF SHARES:	REGISTERED SHAREHOLDER:

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

PROXY

Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders

on June 5, 2025, at 3:00 P.M., Eastern Time

The undersigned hereby appoints Clayton Adams as proxy with full power of substitution, to represent and to vote as set forth herein all the shares of class B common stock of CleanCore Solutions, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, as designated below. If no designation is made, the proxy, when properly executed, will be voted “FOR” in Item 1, 2 and 3.

1.	To elect the four (4) nominees in the accompanying proxy statement to the board of directors, each to serve until the next annual meeting of stockholders or until such person shall resign, be removed or otherwise leave office. (Item 1):

	☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee’s name with an “X”.

Clayton Adams _____	David Enholm _____	Brent Cox _____	Peter Frei _____

2.	To ratify the appointment of TAAD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. (Item 2):

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve Amendment No. 2 to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan to increase the share reserve.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To transact such other business as many properly come before the Annual Meeting or any adjournment or postponement thereof.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS PROPOSED IN ITEM 1 AND FOR ITEMS 2 AND 3.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dated: ____________________________________, 2025
_______________________________________________
Signature
_______________________________________________
Signature (Joint Owners)

Please date and sign your name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title

[SEE VOTING INSTRUCTIONS ON REVERSE SIDE]

VOTING INSTRUCTIONS

Please sign, date and mail this Proxy Card promptly to the following address in the enclosed postage-paid envelope:

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

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